Exhibit (16)

FINANCIAL INVESTORS TRUST

POWER OF ATTORNEY

I, the undersigned Trustee of the Financial Investors Trust, hereby appoint Jeremy O. May and JoEllen L. Legg, Attorneys-in-Fact, with full power of substitution, and with the full power to sign for me and in my name in the following capacities: any Registration Statements on Form N-14; all Pre-Effective Amendments to said Registration Statements; all subsequent Post-Effective Amendments to said Registration Statements; any supplements or other instruments in connection therewith; and generally to do all such things in my name and behalf in connection therewith as said Attorneys-in-Fact deem, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and any rules, regulations or requirements of any federal or state regulatory agency in connection with the filing and effectiveness of said Registration Statements, as amended, and all related requirements of any federal or state regulatory agency.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 26th day of July 2010.

/s/ Edmund J. Burke
Edmund J. Burke
Trustee and President

/s/ Mary K. Anstine
Mary K. Anstine
Trustee

/s/ Jeremy W. Deems
Jeremy W. Deems
Trustee

/s/ John R. Moran, Jr.
John R. Moran, Jr.
Trustee

/s/ Jerry G. Rutledge
Jerry G. Rutledge
Trustee

/s/ Michael “Ross” Shell
Michael “Ross” Shell
Trustee